Exhibit 10.4

ENERKEM INC.

STOCK OPTION PLAN

WHEREAS it is in the best interests of the Company to establish a stock option plan for employees, contractors, consultants, directors and officers of the Company and its Affiliates.

1.     PURPOSE

Section 1.1                    Purpose.

The purpose of the Plan is (i) to attract and retain persons to be members of the Board of the Company and its Affiliates, (ii) to attract, retain and motivate persons of training, experience and leadership to be employees of or consultants to the Company and its Affiliates, and (iii) to advance the interests of the Company and its Affiliates by affording Participants the opportunity, through share options, to acquire an increased proprietary interest in the Company.

2.     INTERPRETATION

Section 2.1                    Definitions.

In this Plan, the following terms have the following meanings:

“Affiliate” has the meaning set out in the Securities Act (Québec), as now enacted or as the same may from time to time be amended, re-enacted or replaced;

“Board” means the Board of Directors of the Company;

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the province of Quebec;

“Cause” shall have the meaning, if any, set forth in the employment or consulting agreement then in effect, if any, between a Participant and the Company or any of its Affiliates or, if there is no such definition or no such agreement in effect, shall mean the following events or conditions, as determined by the Board in its reasonable judgment:

(a)                                  the commission of any fraudulent act by such Participant relating to the Company or any of its Affiliates, including but not limited to, the misappropriation of the Company or any of its Affiliates’ funds, assets or property (tangible or otherwise);

(b)                                 the breach by such Participant of any restrictive covenants in favour of the Company or any of its Affiliates, with respect to non-competition or non-solicitation;

(c)                                  the breach by such Participant of any restrictive covenants in favour of the Company or any of its Affiliates with respect to confidentiality or non-disparagement that has a material adverse effect on the Company;

(d)                                 the conviction of such Participant by a court of first instance having competent jurisdiction of a crime involving theft, fraud or embezzlement or any other indictable offence involving moral turpitude;

(e)                                  the commission or omission by such Participant (directly or indirectly) of any act or thing which is harmful to any of the Company or its Affiliates and which amounts to or constitutes gross negligence; or

(f)                                    any other act or omission of such Participant which, pursuant to applicable law, constitutes just and sufficient cause or serious reason for termination of employment without notice, payment in lieu of notice or any indemnity whatsoever.

“Company” means Enerkem Inc. and any successor company;

“Committee” has the meaning set in Section 10.6;

“Control” has the meaning set out in the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced;

“Disability” means for purposes of the Plan only, the inability of a Participant to perform substantially all of such Participant’s duties and responsibilities to the Company and its Affiliates as a result of any medical condition whatsoever (including physical or mental illness), with or without reasonable accommodation, for a continuous period of six months without such Participant being able to resume services at the expiration of such period, and unsuccessful attempts to return to work for periods of less than 15 days shall not interrupt the calculation of such six month period;

“Eligible Transferee” has the meaning set out in Section 9.3(1);

“Entity” means a natural person, partnership, limited partnership, limited liability partnership, corporation, joint stock company, trust, estate, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning;

“Family Trust” has the meaning set out in Section 9.3(1);

“IPO” means an initial public offering of any Shares, securities, options, warrants, rights or similar instruments of the Company convertible into or exercisable or exchangeable for Shares of the Company pursuant to a prospectus, registration statement or a similar document under the securities laws of the relevant jurisdiction;

“Offeror” means the Entity making the Transaction Offer;

“Option” means the right to purchase Shares granted under the Plan pursuant to the terms and conditions of an Option Agreement;

“Option Agreement” means an agreement between the Company and a Participant evidencing the grant of an Option and the terms and conditions of such Option substantially in the form of Schedule A hereto;

“Option Price” means the purchase price per Optioned Share determined in accordance with Section 4.3;

“Optioned Shares” means the Shares that may be purchased by a Participant pursuant to an Option;

“Participant” means (subject to any applicable securities laws) a full-time or part-time employee of the Company or an Affiliate, a contractor or consultant to the Company or any Affiliate or any officer or director of the Company or an Affiliate, who has been selected by the Board to receive Options under the Plan pursuant to an Option Agreement;

“Plan” means this Stock Option Plan, as it may be amended from time to time;

“Pre-Closing Reorganization” has the meaning specified in Section 7.2 of this Plan;

“Shareholder” means a holder of Shares;

“Shareholders Agreement” means the shareholders agreement dated as of December 31, 2007 among the Company, RV V Holdings SRL, BEV Holdings SRL, Vincent Chornet, Esteban Chornet, Nicolas Abatzoglou, Kemestrie Inc. and Fonds de solidarité des travailleurs du Québec (F.T.Q.), as now in effect or as may be amended from time to time.

“Shares” means, subject to Section 8 hereof, the Class A Common Shares in the capital of the Company;

“Termination Event” means the death, Disability, termination for Cause, termination without Cause, retirement or resignation of a Participant;

“Transaction Offer” means an offer to acquire all or substantially all of the Company, proposed to be completed by way of share acquisition, take over bid, merger, amalgamation, statutory arrangement, compromise or any other business combination, including any transaction where the Company would be required to sell all or substantially all of its assets to the Offeror;

“Transaction Offer Notice” has the meaning specified in Section 7.1 of this Plan; and

“Transfer” means any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest in respect of, or other arrangement by which possession, legal title or beneficial ownership of Shares passes from one Entity to another, or to the same Entity in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing; and the words “Transferred”, “Transferring”, “Transferor”, “Transferee” and similar words have corresponding meanings.

Section 2.2                    Interpretation.

(1)                                  Any reference in this Plan to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

(2)                                  Whenever the Board (or where applicable, the Committee) is to exercise discretion in administration of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

3.     SHARES RESERVED FOR ISSUANCE

The maximum number of Shares reserved for issuance under the Plan shall be 61,078 Shares, which number may be increased from time to time as approved by the Board and as permitted by law and applicable regulatory approvals. The maximum aggregate number of Shares with regard to which Options may be granted to any one Participant under the Plan shall not exceed 5% of the Shares issued and outstanding.

Options shall not be granted under the Plan for a number of Shares in excess of the maximum number of Shares reserved for issuance, provided that if any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of which the Option has expired or terminated shall again be available for issuance under the Plan.

4.     TERMS AND CONDITIONS OF OPTIONS

Section 4.1                    Grant of Options.

Subject to Article 3, the Board may, at any time and from time to time prior to the Plan being terminated or suspended, grant Options to such Participants as it may select for the number of Optioned Shares that it shall designate, subject to the provisions of this Plan. The Board shall make all necessary or desirable determinations regarding the granting of Options and may take into consideration the present and potential contributions of a particular Participant to the success of the Company and its Affiliates and any other factors that it may deem proper and relevant.

Section 4.2                    Option Agreement.

Each Option granted by the Board shall be evidenced by an Option Agreement between the Participant and the Company substantially in the form attached as Schedule A with such amendments as may be approved from time to time by the Board. Each Option Agreement shall specify, inter alia, the number of Optioned Shares, the Option Price, the expiration date of the Options and any special restrictions on the Optioned Shares.

Section 4.3                    Option Price.

Unless otherwise determined by the Board in its sole discretion, the Option Price per Optioned Share shall be determined on the date that any Option is granted and shall be equal to the fair market value of the Optioned Shares on such date, as determined by the Board.

Section 4.4                    Option Period.

Unless otherwise modified by the Board generally or in regard to specific Options, and subject to any applicable regulatory requirements and any accelerated term as permitted hereunder, each Option shall expire on the fifth anniversary of the date of the grant, provided that in no event will the exercise period of an Option exceed ten years from the date of the grant.

Section 4.5                    Vesting.

Unless otherwise determined by the Board, as specified in the relevant Option Agreement, a Participant’s right to purchase the Optioned Shares shall vest as follows: 25% of the Options shall vest on the first anniversary of the date of the grant and the remaining Options shall vest in equal monthly amounts over the following three years.

Section 4.6                    Terms and Conditions.

Unless otherwise modified by the Board generally or in regard to specific Options, and subject to any applicable regulatory requirements, each Option Agreement shall be subject to the following terms:

(a)                                  subject to Section 4.5, Options may, in the discretion of the Board, be exercisable (subject to Section 6.1, Section 7.2 and Section 10.3) immediately or on a vested basis after one or more specified periods of time;

(b)                                 to the extent the right to purchase Optioned Shares has vested, Options shall (subject to Section 6.1 and Section 7.2) be exercisable in accordance with Section 5.1 and Section 5.2;

(c)                                  subject to Section 5.4, the exercise of any Option will be contingent upon receipt by the Company of payment of the full Option Price of such Optioned Shares; and

(d)                                 subject to Section 6.1(a) or as specifically provided in an Option Agreement, Options granted under this Plan may not be Transferred to any other Person, and immediately upon any such Transfer or attempted Transfer, such Options will expire and be null and void.

5.     EXERCISE OF OPTIONS

Section 5.1                    Exercise of Options.

Options shall be exercisable at any time and from time to time as specified in the Option Agreement as to all or any lesser number of the Optioned Shares in respect of which the Participant’s right to purchase Optioned Shares has vested.

Section 5.2                    Notice of Exercise.

Options shall be exercised by means of a fully completed Exercise Notice delivered to the Company, together with cash, a certified cheque, bank draft, or money order in respect of the Option Price per Optioned Share being exercised.

Section 5.3                    Issuance of Shares.

Subject to Section 5.4, Section 5.5 and Article 7, following the exercise of an Option in accordance with Section 5.2, including without limitation payment in full of the Option Price for all Optioned Shares being exercised, the Company shall take all actions necessary to issue such Optioned Shares to the Participant.

Section 5.4                    Surrender of Options

With the consent of the Board, a Participant may, rather than exercise an Option which the Participant is entitled to exercise under this Plan, elect to terminate the Option in whole or in part and, in lieu of receiving the Optioned Shares to which the terminated Option relates, receive a payment equal to the product of the number of Optioned Shares to which the terminated Option relates multiplied by the difference between the fair market value and the Option Price of the Optioned Shares to which the terminated Option relates, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Company. The fair market value of the Optioned Shares under this section shall be determined by the Board.

Section 5.5                    Obligation to Issue Shares.

The Company’s obligation to issue Optioned Shares to a Participant pursuant to the exercise of an Option shall be subject to:

(a)                                  completion of such registration or other qualifications of such Optioned Shares or obtaining approval of such governmental authority or stock exchange as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale of the Optioned Shares;

(b)                                 the admission of such Optioned Shares to listing on any stock exchange on which the Shares may then be listed or proposed to be listed;

(c)                                  the receipt from the Participant of such representations, agreements, and undertakings as to future dealings in such Optioned Shares as may be necessary to comply with applicable securities laws or stock exchange requirements; and/or

(d)                                 the execution of any shareholder agreement or other similar agreement governing the ownership of Shares as may be determined by the Board from time to time.

The drafting of all documentation and the obtaining of all registrations, approvals, listings and all other qualifications shall be undertaken by the Company in a timely fashion at the Company’s sole expense.

6.     TERMINATION

Section 6.1                    Termination Event.

Unless otherwise provided hereunder or in the Option Agreement:

(a)                                  upon the death or Disability of a Participant, all unvested Options shall, unless provided otherwise in the applicable Option Agreement, expire and be null and void, and all vested Options may be exercised by such Participant (or his or her succession or legal personal representative) for a period of 90 days (in the case of the Disability of a Participant) or 180 days (in the case of the death of a Participant) following the date of such Termination Event (failing which such Options shall expire and be null and void), provided that in no event shall such Options remain outstanding for a period longer than the original term of the Options pursuant to the applicable Option Agreement;

(b)                                 upon the voluntary resignation (other than a transfer from the Company to any Affiliate or between two Affiliates) or termination for Cause of the employment or other status of a Participant, then contemporaneously with the giving of notice of such Termination Event, all unexercised Options, whether vested or unvested, held by such Participant shall expire and be null and void, and such Participant shall have no rights whatsoever to any such Optioned Shares; and

(c)                                  upon the retirement (at or after age 65 or at such earlier age and upon completion of such number of years of service as may be specified by the Board from time to time) or termination without Cause of the employment or other status of a Participant (other than a transfer from the Company to any Affiliate or between two Affiliates), all unvested Options shall, unless provided otherwise in the applicable Option Agreement, expire and be null and void, and all vested Options may be exercised by such Participant for a period of 90 days following the date of such Termination Event (failing which such Options shall expire and be null and void), provided that in no event shall such Options remain outstanding for a period longer than the original term of the Options pursuant to the applicable Option Agreement.  For greater certainty, the date of termination without Cause of a Participant shall mean the date of actual notice from the Company or its Affiliate, as the case may be, and shall exclude any deemed notice period imposed under statute or other applicable laws.

Section 6.2                    Board Discretion.

Notwithstanding Section 6.1, the Board may, in its discretion, determine (such determination to be made no later than 90 days following the applicable Termination Date) that in respect of any Termination Event, the unvested Options held by a Participant may vest immediately and remain outstanding, in whole or in part and subject to such vesting conditions as the Board may impose, until a date that is not more than three years from the applicable Termination Date, as determined by the Board, provided that in no event shall such Options remain outstanding for a period longer than the original term of the Options pursuant to the applicable Option Agreement.

7.     TRANSACTION OFFER

Section 7.1                    Transaction Offer.

Upon written notice to a Participant from the Company: (i) indicating that a Transaction Offer has been made, (ii) confirming that the drag along right provided in

Section 5.6 of the Shareholders Agreement has been triggered and (iii) specifying the details of the Transaction Offer, including the name of the Offeror (“Transaction Offer Notice”), the provisions of this Article 7 will apply and to the extent of any conflict, take precedence over any other provision in this Plan, any Option Agreement and any other oral or written agreement between the Company and the Participant.

Section 7.2                    Drag Along.

Upon the receipt of the Transaction Offer Notice by the Participant, the Participant shall (i) be required to take any action or measure in respect of such Participant’s Options or the Optioned Shares, including the execution of consents, approval of resolutions and execution of instruments required to carry out the transactions contemplated in the Transaction Offer and any continuance, reorganization or recapitalization or any other change to the articles of the Company (“Pre-Closing Reorganization”) that is necessary or desirable to facilitate the transactions contemplated in the Transaction Offer, (ii) cooperate fully with the Offeror and the other Participants and shareholders of the Company in order to complete any transactions contemplated in the Transaction Offer and/or the Pre-Closing Reorganization, as applicable, (iii) waive and hereby waives any right to dissent or appraisal with respect to the Transaction Offer, and (iv) be required to, where applicable, Transfer all of its Options or Optioned Shares to the Offeror in accordance with the Transaction Offer Notice, provided that the time specified for such Transfer shall be at least 10 days after the Transaction Offer Notice is given, upon such terms as are contained in the Transaction Offer.

8.     REORGANIZATION

Section 8.1                    Reorganization of Company’s Capital

Should the Company effect a subdivision or consolidation of Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that, in the opinion of the Board, would warrant the replacement of any existing Options in order to adjust: (a) the number of Shares that may be acquired on the exercise of any outstanding Options; and/or (b) the Option Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Participants, the Board will authorize such steps to be taken as may be equitable and appropriate to that end.

Section 8.2                    Other Events Affecting the Company

In the event of an amalgamation, combination, plan of arrangement, merger or other reorganization involving the Company by exchange of Shares, by sale or lease of assets or otherwise that, in the opinion of the Board, warrants the replacement of any existing Options in order to adjust: (a) the number of Shares that may be acquired on the exercise of any outstanding Options; (b) the Option Price of any outstanding

Options in order to preserve proportionately the rights and obligations of the Participants and/or (c) the type of securities that may be acquired by the Participants on the exercise of any outstanding Options, the Board will authorize such steps to be taken as may be equitable and appropriate to that end.

Section 8.3                    No Fractional Shares.

No fractional Shares will be issued on the exercise of an Option.  Accordingly, if as a result of this Section 8, a Participant would become entitled to a fractional Share, such Participant will have the right to only acquire the next lowest whole number of Shares, and no payment, or other adjustment will be made with respect to the fractional interest so disregarded.

9.     SHAREHOLDER RIGHTS

Section 9.1                    Shareholder Rights Prior to the Exercise of an Option

A Participant shall have no rights whatsoever as a Shareholder in respect of any of the Optioned Shares (including any right to vote or to receive dividends or other distributions therefrom), unless and until, and only to the extent that the Participant shall from time to time (i) duly exercise an Option and become a Shareholder and (ii) if required by the Board, execute a shareholder agreement or other similar agreement governing the ownership of Shares.

Section 9.2                    Shareholder Agreement

If a Participant is at any time a party to the Shareholders Agreement or to any other shareholder agreement or similar agreement governing the ownership of Shares, the Optioned Shares issued to such Participant on the exercise of an Option shall be held by such Participant subject to and in accordance with the terms and conditions of the Shareholder Agreement or such other shareholder agreement or other similar agreement governing the ownership of Shares, as applicable.

Section 9.3                    Shareholder Rights Following the Exercise of an Option

(1)                                  Any Shares resulting from the exercise of an Option may not be Transferred to an Entity other than (i) a corporation, the sole registered and beneficial shareholders of which are restricted to the Transferring Participant, such Participant’s spouse, or the parents, siblings, children, grandchildren, nieces or nephews of such Participant or such Participant’s spouse or a Family Trust (as defined below), but only if the Transferring Participant Controls such corporation; (ii) a trust, the beneficiaries of which are restricted to the Transferring Participant, such Participant’s spouse, or the parents, siblings, children, grandchildren, nieces or nephews of such Participant or such Participant’s spouse, but only if the Transferring Participant has the effective control of such trust (a “Family Trust”); or (iii) the Transferring Participant’s, parents, siblings, children, grandchildren, nieces or nephews or spouse by will or laws of descent (each, an “Eligible Transferee”), in each case provided that the Participant and the Eligible Transferee provide such documents and undertakings as may be required by the Board from time to time, including without limitation an undertaking and agreement to be bound by these Transfer restrictions in respect of the Shares and any interest of the Participant in the Eligible Transferee.

(2)                                  The Participant hereby agrees that at any meeting of the shareholders of the Company, however and whoever called, in any action by written consent of the shareholders, and in any other circumstances upon which such Participant’s vote, consent or other approval is sought or required (whether pursuant to law, contract or otherwise), such Participant shall vote, or grant or refuse to consent with respect to, its Shares in the same manner as the Chairman of the Board of the Company.  If the Participant contravenes the provisions of this Section 9.3(2), then in accordance with Article 2179 CCQ, such Participant grants the Chairman of the Board of the Company from time to time an irrevocable proxy and mandate to (i) vote its Shares in accordance with this Section 9.3(2), including at any shareholders meeting, and (ii) sign all consents, waivers, resolutions, contracts, amendments and certificates required in order to give effect to, conclude or facilitate the purposes set forth in this Section 9.3(2), in each case in the name and for the benefit and obligation of such Participant. Each Participant hereby ratifies and confirms, and agrees to ratify and confirm, any and all acts performed in good faith by the Chairman of the Board pursuant to the terms of this Section 9.3(2).

(3)                                  Upon receipt of a Transaction Offer Notice by the Company,  each Shareholder shall (i) be required to take any action or measure, including the execution of consents, approval of resolutions and execution of instruments required to carry out the transactions contemplated in the Transaction Offer and any Pre-Closing Reorganization that is necessary or desirable to facilitate the transactions contemplated in the Transaction Offer, (ii) cooperate fully with the Offeror and the other Participants and shareholders of the Company in order to complete any transactions contemplated in the Transaction Offer and/or the Pre-Closing Reorganization, as applicable, (iii) waive and hereby waives any right to dissent or appraisal with respect to the Transaction Offer, (iv) be required to, where applicable, Transfer all of its Shares to the Offeror in accordance with such Transaction Offer Notice, provided that the time specified for such Transfer shall be at least 10 days after the Transaction Offer Notice is given, upon such terms as are contained in the Transaction Offer.

10.  GENERAL

Section 10.1                 Notice.

Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, mailed by first class mail, postage prepaid or telecopied and addressed to the recipient, if to the Company at its principal office and if to the Participant, at the address indicated in the Option Agreement or at the Participant’s last known address shown in the records of the Company or any Affiliate. It is the responsibility of the Participant to advise the Company of any change in address, and neither the Company nor any Affiliate shall have any responsibility for any failure by the Participant to do so. Any Participant may change his, her, or its address from time to time by notice in writing to the Company. The Company shall give written notice to each Participant of any change of the Company’s address. Any such notice, if mailed, shall be deemed to have been received on the fifth Business Day next following the date of mailing, or if delivered, on the date of delivery or if sent by facsimile, on the Business Day following the sending of the facsimile.

Section 10.2                 Employment.

No Participant shall be induced to acquire or exercise Options by expectation of employment, engagement or service or continued employment, engagement or service. Nothing contained in the Plan shall confer upon any Participant any right with respect to employment, engagement or service or in continuance of employment, engagement or service with the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates to terminate a Participant’s employment, engagement or service at any time. The Plan does not give any Participant any right to claim any benefit or compensation except to the extent specifically provided in the Plan.

Section 10.3                 Amendment.

The Board reserves the right to amend or modify the Plan and any outstanding Options at any time if and when it is deemed advisable in its absolute discretion, including without limitation in order to enable the Company to consummate an IPO or a change of Control, provided however that no such change shall adversely affect any Options already issued and outstanding without the consent of the holder thereof. Notwithstanding anything else in this Plan, the Board shall be entitled in its sole discretion, without the consent of any holder of Options, to accelerate the date on which any and all Options which are not yet vested shall become vested and exercisable and, in the case of a change of Control or an IPO, to provide for the replacement of the Options with options of similar value (which may include options to acquire shares of the acquiring entity, as applicable), the whole as determined by the Board in its sole discretion.  The Plan and any outstanding Options may be amended in the sole discretion of the Board in order to comply with any requirements of all applicable regulatory authorities or stock exchange, including without limitation, any amendment to the Plan that may be necessary or desirable in order to comply with TSX requirements regarding amendments that may be permitted without securityholder approval.

Section 10.4                 Termination or Suspension of the Plan.

The Board at any time may suspend or terminate the Plan. An Option may not be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Option Agreement granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan without appropriate compensatory consideration from the Company, as shall be determined by the Board in its absolute discretion, except with the consent of the person to whom the Option was granted, except as provided in Section 10.3 or Section 10.9.

Section 10.5                 Administration.

The Plan shall be administered by the Board, which shall be empowered to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out the Plan. Any decision or determination made or action taken by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. No member of the Board, the Committee or any Entity acting pursuant to authority delegated by the Board shall be liable for any action or determination in connection with the Plan made or taken in good faith, and each member of the Board, the Committee and each such Entity shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

Section 10.6                 Delegation of Administration.

The day-to-day administration of the Plan may be delegated to such officers or employees of the Company or of an Affiliate as the Board determines.

 To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee (the “Committee”) of the Board all or any of the powers conferred on the Board under the Plan. In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision or determination made or action taken by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

Section 10.7                 No Undertaking or Representation.

The Participants, by participating in the Plan, shall be deemed to have accepted all risks associated with acquiring Shares pursuant to the Plan. The Company hereby informs each Participant that the Options and the Optioned Shares are subject to, and may be required to be held indefinitely under, applicable securities laws. The Company, its Affiliates and the Board make no undertaking, representation, warranty or guarantee as to the future value or price, or as to the listing on any stock exchange or other market, of any Shares issued in accordance with the provisions of the Plan, and shall not be liable to any Participant for any loss whatsoever resulting from that Participant’s participation in the Plan or as a result of the amendment, suspension or termination of the Plan or any Option.

Section 10.8                 Applicable Law.

This Plan and the provisions hereof shall be governed by, interpreted, and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

Section 10.9                 Compliance with Applicable Law.

If any provision of the Plan or any Option contravenes any law or any order, policy, by-law, rule or regulation of any regulatory body or stock exchange having jurisdiction or authority over the securities of the Company or its Affiliates or the Plan, then such provision may in the sole discretion of the Board be amended to the extent considered necessary or desirable to bring such provision into compliance therewith.

Section 10.10               Severability.

If any provision of this Plan shall be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, that provision shall be severed from this Plan and the remaining provisions shall continue in full force and effect.

Section 10.11               Entire Plan.

This Plan has been duly authorized by the Board, constitutes the entire stock option plan for Participants and supersedes any prior stock option plans for such Participants.

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SCHEDULE A
Form of Option Agreement

OPTION AGREEMENT

BETWEEN:	•

(the “Participant”)

AND:	ENERKEM INC., a company incorporated under the laws of Canada

(the “Company”)

1.     PURPOSE

In consideration for the Participant’s expected contribution to the business of the Company and its Affiliates, the Company hereby grants the Participant the right to participate in the Stock Option Plan (the “Plan”) of the Company.

2.              INTERPRETATION

Unless otherwise defined herein, terms used herein with initial capitals shall have the meaning ascribed thereto in the Plan.

3.              OPTION

On                        (the “Date of Grant”), the Participant is granted a stock option to acquire                      Shares.

4.              VESTING PERIOD

The rights to acquire Shares pursuant to the Option will become exercisable (i.e. will vest) as follows:  25% of the Options shall vest on the first anniversary of the date of the grant and the remaining Options shall vest in equal monthly amounts over the following three years.

5.              EXPIRATION OF OPTION

The Option granted pursuant to this Agreement shall expire on             , unless earlier terminated in accordance with the Plan.

6.     EXERCISE OF OPTIONS; OPTION PRICE

Options shall be exercisable at any time and from time to time as to all or any lesser number of the Optioned Shares in respect of which the Participant’s rights have vested.  Options shall be exercised by means of a fully completed Exercise Notice delivered to the Company together with cash, a certified cheque, bank draft, or money order in respect of the Option Price per Optioned Share being exercised.

The Option Price shall be equal to $                      .

7.              APPLICATION OF THE PLAN

The Options granted pursuant this agreement are governed by the Plan, a copy of which has been delivered to the Participant.  The Participant hereby acknowledges receipt and review of a copy of the Plan and agrees to be bound thereby in respect of all Options and all Shares that may be issued to the Participant upon exercise of any Option.

Without limiting the generality of the foregoing, the Participant acknowledges that the Options and the Optioned Shares that may be issued to the Participant upon the exercise of an Option are subject to a drag along right and restrictions on Transfer and voting, the whole as described in the Plan, and the Participant agrees to be bound thereby.

8.              RIGHT OF A SHAREHOLDER

The Participant shall have no rights as a shareholder with respect to the Optioned Shares until after (i) receipt of a Exercise Notice as defined in the Plan (ii) payment in full of the Option Price for the Optioned Shares for which the Options are being exercised and (iii) the execution by the Participant of any other agreement (including any shareholder agreement) reasonably requested by the Company related to the Plan, the Shares or the Options. The Participant shall have no right as a shareholder with respect to such Optioned Shares until the issuance of such shares and no adjustment shall be made for dividends or other rights for which the record date is prior to the time such Optioned Shares are issued. The Company shall issue such Optioned Shares so purchased within ten (10) Business Days after the conditions set out in the first sentence of this paragraph have been met and deliver share certificates in respect of such Optioned Shares as soon as practicable thereafter.

9.              APPLICABLE LAW

This Agreement shall be governed by, interpreted, and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

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10.       COMPLIANCE WITH APPLICABLE LAW

If any provision of this Agreement contravenes any law or any order, policy, by-law, rule or regulation of any regulatory body or stock exchange having jurisdiction or authority over the securities of the Company or its Affiliates or the Plan, then such provision may in the sole discretion of the Board of the Company be amended to the extent considered necessary or desirable to bring such provision into compliance therewith.

11.       SEVERABILITY

If any provision of this agreement shall be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, that provision shall be severed from this agreement and the remaining provisions shall continue in full force and effect.

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IN WITNESS WHEREOF the parties have executed this Option Agreement as of this          day of                 ,                 .

ENERKEM INC.

Per:
	Name:	•
	Title:	•

[Name of the Participant]

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SCHEDULE B
Form of Exercise Notice

I, [Name of the Participant] hereby exercises the option to purchase            Common Shares in the capital of Enerkem Inc. (the “Company”) at a purchase price of $                 per Class A Common Share of the Company. This Exercise Notice is delivered in respect of the option to purchase                Class A Common Shares of the Company that was granted me by the Company pursuant to an Option Agreement dated                                                   . In connection with foregoing, I enclose cash, a certified cheque, bank draft or money order payable to the Company in the amount of $            as full payment for the Class A Common Shares to be received upon the exercise of the Option.

Name of Participant, as it should appear on share certificate(s) representing the Optioned Shares:                                         .

Address of Participant, for purposes of delivery of Optioned Shares and for purposes of inclusion in the shareholder register of the Company:                                                                                       .

[Date]	[Name of the Participant]